UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350,

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2025, Derek V. Brummer, President, Mortgage Insurance of Radian Group Inc. (the “Company”) notified the Company on January 8, 2025 of his decision to retire from his role and the Company, effective July 3, 2025.

On March 28, 2025, the Company and Mr. Brummer agreed to accelerate the date of Mr. Brummer’s retirement from his current role to April 21, 2025. Following his retirement from his current role, Mr. Brummer will remain with the Company to assist with transition matters through his previously disclosed retirement date from the Company on July 3, 2025.

Also as previously disclosed, Sumita Pandit, currently serving as Senior Executive Vice President, Chief Financial Officer of the Company, will become President and Chief Financial Officer of the Company upon Mr. Brummer’s retirement from his current role and, as such, will assume, in addition to her current responsibilities as Chief Financial Officer of the Company, responsibility for overseeing all aspects of the Company’s mortgage insurance business as of April 21, 2025.

The decision to accelerate the date of Mr. Brummer’s retirement from his current role is based on the progress made to date in preparing for this transition and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: April 3, 2025	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel